2



Report of Independent Registered Public
 Accounting Firm


To the Board of Trustees and Shareholders of Longleaf Partners Funds Trust:

In planning and performing our audit of the financial statements of Longleaf Partners Funds Trust
 (comprised of Longleaf Partners Fund, Longleaf
 Partners International Fund and Longleaf Partners
 Small-Cap Fund, hereafter referred to as the Funds) for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected.
 Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not
 necessarily disclose all
matters in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).  A
material weakness, for purposes
of this report, is a condition
in which the design or
operation of one or more of the
internal control components
does not reduce to a relatively
low level the risk that
misstatements caused by error
or fraud in amounts that would
be material in relation to the
financial statements being
audited may occur and not be
detected within a timely period
by employees in the normal
course of performing their
assigned functions.  However,
we noted no matters involving
internal control and its
operation, including controls
for safeguarding securities,
that we consider to be material
weaknesses as defined above as
of December 31, 2004.

This report is intended solely for the information
 and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
January 28, 2005